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                                FILED PURSUANT TO RULE 424(B)(3) AND RULE 424(C)
                                                      REGISTRATION NO. 333-87589

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 30, 1999)

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                             PROSPECTUS SUPPLEMENT

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                          VERITAS SOFTWARE CORPORATION

                                 [VERITAS LOGO]

                                 785,016 SHARES

                                  COMMON STOCK

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     This prospectus supplement supplements the prospectus dated September 30,
1999, as supplemented October 15, 1999 and November 12, 1999 (the "Prospectus"), to which this prospectus supplement is attached. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus extent to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. All capitalized terms used but not defined in this prospectus supplement have the meanings given to them in the Prospectus.

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 4, 2000.
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                              SELLING STOCKHOLDERS

     Rahul Mehta, one of the selling stockholders, has transferred 90,000 shares of common stock covered by the Prospectus to the Bhupat and Jyoti Mehta Family Foundation. These shares may be offered by the Bhupat and Jyoti Mehta Family Foundation under the Prospectus. The address of the Bhupat and Jyoti Mehta Family Foundation is c/o Rahul Mehta, 738 Hwy. 6 South, Suite 850, Houston, Texas 77079. The percentage of shares beneficially owned by the Bhupat and Jyoti Mehta Family Foundation is less than 1%.

     The number of shares so transferred to the Bhupat and Jyoti Mehta Family Foundation is stated to give effect to our stock dividend paid in November 1999.